UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 7, 2024

(Date of Report)

BIO ESSENCE CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	000-56263	94-3349551
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

12 Chrysler, Unit B, Irvine, CA 92618
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 706-9966
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 19, 2024, Bio Essence Corp., a California corporation (the “Company”) determined that the financial statements included on the Quarterly Report on Form 10-Q for the period ending March 31, 2024 could no longer be relied upon. The Company terminated a lease early and originally wrote off the right-of-use and lease liability associated with the same from the Company’s books, however, because the lease termination was not approved or agreed upon with the landlord, the Company determined that it should keep and report the right-of-use and lease liability on the Company’s financials under the early-termination issue is resolved in full.

The Board of Directors discussed the matters contained herein with the Company’s independent accountant, and are simultaneously filing an Amended Quarterly Report on Form 10-Q/A with updated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO ESSENCE CORP.

/s/ Yin Yan
By:	Yin Yan
Its:	Chief Executive Officer
Dated: October 7, 2024